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Exhibit 99.c

                                 USG CORPORATION
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                              (DOLLARS IN MILLIONS)
                                   (UNAUDITED)

                                                                  THREE MONTHS
                                                                 ENDED MARCH 31,
                                                                      2002
                                                                 ---------------
OPERATING ACTIVITIES:
Net loss                                                             $ (70)
Adjustments to reconcile net loss to net cash:
   Cumulative effect of accounting change                               96
   Depreciation, depletion and amortization                             26
   Deferred income taxes                                                27
(Increase) decrease in working capital:
    Receivables                                                        (48)
    Income taxes receivable                                             (6)
    Inventories                                                         (9)
    Payables                                                            24
    Accrued expenses                                                    12
Decrease in other assets                                                 1
Increase in other liabilities                                            5
Increase in asbestos reserve, net of receivables                         3
Decrease in liabilities subject to compromise                          (16)
Other, net                                                            --
                                                                     -----
Net cash from operating activities                                      45
                                                                     -----
INVESTING ACTIVITIES:
Capital expenditures                                                   (15)
Net proceeds from asset dispositions                                  --
                                                                     -----
Net cash to investing activities                                       (15)
                                                                     -----
FINANCING ACTIVITIES:
Issuance of debt                                                      --
Repayment of debt                                                     --
Short-term borrowings, net                                            --
Cash dividends paid                                                   --
                                                                     -----
Net cash from financing activities                                    --
                                                                     -----
Net increase in cash and cash equivalents                               30

Cash and cash equivalents at beginning of period                       493
                                                                     -----
Cash and cash equivalents at end of period                             523
                                                                     =====
SUPPLEMENTAL CASH FLOW DISCLOSURES:
Interest paid                                                            1
Income taxes refunded, net                                              (1)